Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2015 FOURTH QUARTER AND FULL YEAR RESULTS

ITASCA, IL, January 26, 2016 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the fourth quarter of 2015. Net income for the fourth quarter of 2015 was $16.3 million, or $0.21 per share. This compares to $23.3 million, or $0.30 per share, for the third quarter of 2015, and $14.6 million, or $0.19 per share, for the fourth quarter of 2014. Fourth quarter performance for the current and prior year was impacted by acquisition and integration related pre-tax expenses of $1.4 million and $9.3 million, respectively, or $0.01 and $0.07 per share after tax. In addition, a non-cash property valuation pre-tax adjustment of $8.6 million, or $0.07 per share after tax, was recorded in the fourth quarter of 2015 as a result of previously announced strategic branch initiatives. Excluding these expenses, earnings per share was $0.29 for the fourth quarter of 2015 compared to $0.27 for the fourth quarter of 2014, an increase of 7%.

For the full year of 2015, the Company reported net income of $82.1 million, or $1.05 per share, compared to $69.3 million, or $0.92 per share, for the year ended December 31, 2014. Earnings per share was $1.13 for the year ended December 31, 2015, excluding the valuation adjustment and acquisition and integration related expenses, and $1.03 for the year ended December 31, 2014, excluding acquisition and integration related expenses.
SELECT FOURTH QUARTER HIGHLIGHTS

•	Increased earnings per share to $0.29, or 7%, compared to the fourth quarter of 2014, excluding the valuation adjustment and acquisition and integration related expenses.

•	Expanded fee-based revenues to $34 million, an increase of 16% from the fourth quarter of 2014.

•	Grew total loans to over $7 billion, up 7% from December 31, 2014 and 15% annualized from September 30, 2015.

•	Reduced non-performing assets to $62 million, a decline of 33% from December 31, 2014 and 13% from September 30, 2015.

•	Reduced loans past due 30-89 days to $16 million, down 19% from December 31, 2014 and 43% from September 30, 2015.

•
Completed the acquisition of The Peoples' Bank of Arlington Heights on December 3, 2015, adding $92 million in deposits and $57 million in loans, and concluded the conversion of operating systems on December 7, 2015.

•
Announced the acquisition of The National Bank & Trust Company of Sycamore on November 12, 2015, with $680 million in assets and $700 million in trust assets under management, receiving Bank Regulatory approvals by mid-January of 2016.

"It was an active quarter and year, reflecting strong progress on a number of business fronts and positioning us well as we enter 2016," said Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc. "Business growth was solid in an intensely competitive environment, with performance impacted by both prior and current year acquisitions as well as ongoing strategic efforts to optimize our branch distribution network. Excluding charges attendant to these activities, performance for the quarter was up 7% as compared to last year. Late year and expected first quarter of 2016 acquisitions will grow our Company by some 10% in assets and further expand our wealth management capabilities and branch distribution network in the western markets of metro Chicago."
Mr. Scudder continued, "As we look ahead, 2016 is looking to be a year of transition for the industry and First Midwest. An evolving, upward rate environment will require balanced financial management. At the same time, the growth of our Company will be accompanied by greater regulatory oversight and expectations. We are well prepared to navigate this transition, leveraging the strength of our balance sheet, products, distribution, and an engaged team of colleagues to grow and enhance shareholder returns."

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

RECENT EVENTS
Strategic Branch Initiatives
On January 15, 2016, the Company announced planned strategic branch initiatives to enhance its customer experience, branch network, and operating efficiency. Based on the Company's ongoing analysis of its existing distribution network as well as customer preference and usage patterns, the Company will open a full service branch in the attractive Naperville, Illinois and downtown Chicago markets during the first quarter of 2016, consolidate four existing branches into nearby operating locations, and sell twelve closed branches and seven parcels of land previously purchased for expansion.
The orderly execution of these plans over the near term will result in an annual pre-tax reduction of ongoing operating costs of approximately $3.6 million, 60% of which the Company expects to realize in 2016. In furtherance of these initiatives, First Midwest recorded a pre-tax, non-cash valuation adjustment of $8.6 million, or $0.07 per share after tax, as of December 31, 2015 for those properties designated for sale.
Pending Acquisition
The National Bank & Trust Company of Sycamore
On November 12, 2015, the Company entered into a definitive agreement to acquire NI Bancshares Corporation, the holding company for The National Bank & Trust Company of Sycamore ("NB&T"). With the acquisition, the Company will acquire ten banking offices in northern Illinois, $415 million in loans, and $600 million in deposits. In addition, the Company will acquire over $700 million in trust assets under management which represents approximately a 10% increase in the Company's current trust assets under management. The merger consideration will be a combination of Company common stock and cash, with an overall transaction value of $70 million. The Company received approval for this acquisition from the Federal Reserve on January 5, 2016 and the Illinois Department of Financial and Professional Regulation on January 15, 2016. The acquisition is expected to close and the operating systems converted late in the first quarter of 2016, subject to approval by the stockholders of NB&T and customary closing conditions.
Completed Acquisition
The Peoples' Bank of Arlington Heights
On December 3, 2015, the Company completed the acquisition of Peoples Bancorp, Inc. and its wholly-owned banking subsidiary, The Peoples' Bank of Arlington Heights ("Peoples Bank"), which was previously announced on September 21, 2015. With the acquisition, the Company acquired two banking offices in Arlington Heights, Illinois, and approximately $92 million in deposits and $57 million in loans. The conversion of operating systems concluded on December 7, 2015.

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)
Assets:
Other interest-earning assets	$587,112	$530	0.36	$820,318	$645	0.31	$625,183	$527	0.33
Securities (1)	1,260,167	9,855	3.13	1,194,711	9,559	3.20	1,113,546	9,992	3.59
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	38,926	371	3.81	38,748	369	3.81	36,209	342	3.78
Loans (1)(2)	7,013,586	76,405	4.32	6,887,611	76,328	4.40	6,545,967	73,371	4.45
Total interest-earning assets (1)	8,899,791	87,161	3.89	8,941,388	86,901	3.86	8,320,905	84,232	4.02
Cash and due from banks	131,589			132,504			126,317
Allowance for loan and covered loan losses	(74,823)			(73,928)			(74,686)
Other assets	865,873			875,668			859,633
Total assets	$9,822,430			$9,875,632			$9,232,169
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (3)	$4,471,645	930	0.08	$4,465,956	931	0.08	$4,144,391	984	0.09
Time deposits	1,152,895	1,341	0.46	1,173,127	1,398	0.47	1,255,355	1,479	0.47
Borrowed funds	167,120	1,250	2.97	168,807	928	2.18	111,213	12	0.04
Senior and subordinated debt	201,168	3,134	6.18	201,083	3,133	6.18	194,137	3,015	6.16
Total interest-bearing liabilities	5,992,828	6,655	0.44	6,008,973	6,390	0.42	5,705,096	5,490	0.38
Demand deposits (3)	2,560,604			2,601,442			2,339,298
Total funding sources	8,553,432			8,610,415			8,044,394
Other liabilities	114,492			130,250			115,093
Stockholders' equity - common	1,154,506			1,134,967			1,072,682
Total liabilities and stockholders' equity	$9,822,430			$9,875,632			$9,232,169
Tax-equivalent net interest income/margin (1)		80,506	3.59		80,511	3.58		78,742	3.76
Tax-equivalent adjustment		(2,494)			(2,609)			(2,923)
Net interest income (GAAP)		$78,012			$77,902			$75,819

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This non-GAAP financial measure assists management in comparing revenue from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income.
(2) Includes loans acquired through Federal Deposit Insurance Corporation ("FDIC")-assisted transactions subject to loss sharing agreements ("covered loans") and a related FDIC indemnification asset.
(3) See the Deposit Composition table for further average balance detail by category.
Total average interest-earning assets were relatively unchanged from the third quarter of 2015, with the increase of $126.0 million in average loans and $65.5 million in securities offset by a $233.2 million decline in lower yielding other interest-earning assets. Total average funding sources were consistent with the third quarter of 2015.
Compared to the fourth quarter of 2014, the $578.9 million increase in total average interest-earning assets and the $509.0 million rise in total average funding sources reflect loan growth over the course of the year, the full impact of the Great Lakes Financial Resources, Inc. ("Great Lakes") acquisition completed during the fourth quarter of 2014, and the Peoples Bank acquisition completed during the fourth quarter of 2015.
Tax-equivalent net interest margin for the current quarter was 3.59%, increasing one basis point from the third quarter of 2015 while decreasing 17 basis points from the fourth quarter of 2014. Compared to the third quarter of 2015, the rise in tax-equivalent net interest margin was due primarily to the reinvestment of other interest-earning assets into higher yielding loans and securities which was partially offset by lower acquired loan accretion and covered loan income and the continued shift in the loan mix to floating rate loans. Tax-equivalent net interest margin decreased compared to the fourth quarter of 2014, driven primarily by the continued shift in the loan mix and lower covered loan income.
Acquired loan accretion related to the Company's acquisitions completed in 2014 contributed $1.3 million for the fourth quarter of 2015, $1.8 million for the third quarter of 2015, and $1.4 million for the fourth quarter of 2014.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			December 31, 2015 Percent Change from
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014
Service charges on deposit accounts	$10,303	$10,519	$10,015	(2.1)	2.9
Wealth management fees	7,493	7,222	6,744	3.8	11.1
Card-based fees	6,761	6,868	6,390	(1.6)	5.8
Merchant servicing fees (1)	2,929	3,207	2,703	(8.7)	8.4
Mortgage banking income	1,777	1,402	812	26.7	118.8
Other service charges, commissions, and fees	4,664	3,900	2,700	19.6	72.7
Total fee-based revenues	33,927	33,118	29,364	2.4	15.5
Other income	1,729	1,372	1,767	26.0	(2.2)
Net securities gains (losses)	822	524	(63)	56.9	N/M
Total noninterest income	$36,478	$35,014	$31,068	4.2	17.4
N/M – Not meaningful.
(1) Merchant servicing fees are substantially offset by merchant card expense included in noninterest expense for each period presented.
Total fee-based revenues of $33.9 million grew by 15.5% compared to the fourth quarter of 2014 and 2.4% compared to the third quarter of 2015. The increases compared to both prior periods presented reflect continued growth in wealth management fees, mortgage banking income, and capital market and lease initiatives within other service charges, commissions, and fees.
Continued sales of fiduciary and investment advisory services to new and existing customers drove the rise in wealth management fees compared to both prior periods presented.
Mortgage banking income resulted from sales of $51.4 million of 1-4 family mortgage loans in the secondary market during the fourth quarter of 2015, compared to $42.2 million in the third quarter of 2015 and $30.2 million in the fourth quarter of 2014.
Compared to both prior periods presented, the increase in other service charges, commissions, and fees was driven by fee income generated from sales of capital market products to commercial clients and gains on sales of lease contracts. Gains on sales of lease contracts generated by First Midwest Equipment Finance, formed from an acquisition in September of 2014, totaled $687,000, $456,000, and $327,000, for the fourth and third quarters of 2015 and fourth quarter of 2014, respectively. In addition, the Company has retained leases within the loan portfolio of $104.4 million as of December 31, 2015, up from $23.0 million as of December 31, 2014.
Total noninterest income of $36.5 million grew 17.4% and 4.2% from the fourth quarter of 2014 and the third quarter of 2015, respectively.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			December 31, 2015 Percent Change from
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014
Salaries and employee benefits:
Salaries and wages	$34,295	$33,554	$32,640	2.2	5.1
Retirement and other employee benefits	8,925	7,807	7,660	14.3	16.5
Total salaries and employee benefits	43,220	41,361	40,300	4.5	7.2
Net occupancy and equipment expense	9,256	9,406	9,479	(1.6)	(2.4)
Professional services	6,117	6,172	6,664	(0.9)	(8.2)
Technology and related costs	3,694	3,673	3,444	0.6	7.3
Merchant card expense (1)	2,495	2,722	2,203	(8.3)	13.3
Advertising and promotions	2,211	1,828	2,418	21.0	(8.6)
Cardholder expenses	1,329	1,354	1,036	(1.8)	28.3
Net other real estate owned ("OREO") expense	926	1,290	2,544	(28.2)	(63.6)
Other expenses	7,525	6,559	7,446	14.7	1.1
Property valuation adjustments	8,581	—	—	N/M	N/M
Acquisition and integration related expenses	1,389	—	9,294	N/M	(85.1)
Total noninterest expense	$86,743	$74,365	$84,828	16.6	2.3
Efficiency ratio (2)	65%	63%	66%
N/M – Not meaningful.
(1) Merchant card expenses are substantially offset by merchant servicing fees included in noninterest income for each period presented.
(2) The efficiency ratio expresses noninterest expense, excluding OREO expense, as a percentage of tax-equivalent net interest income plus total fee-based revenues, other income, and tax-equivalent adjusted bank-owned life insurance ("BOLI") income. In addition, property valuation adjustments of $8.6 million and acquisition and integration related expenses of $1.4 million are excluded from the efficiency ratio for the fourth quarter of 2015. For the fourth quarter of 2014, acquisition and integration related expenses of $9.3 million are excluded from the efficiency ratio. See the accompanying Non-GAAP Reconciliations for details on the calculation of the efficiency ratio.
Excluding the property valuation adjustment and acquisition and integration related expenses, total noninterest expense increased by 1.6% from the fourth quarter of 2014 and 3.2% from the third quarter of 2015.
The rise in total noninterest expense compared to the fourth quarter of 2014 was due partly to operating costs of the banking locations acquired in the Great Lakes acquisition during December of 2014. These costs primarily occurred within salaries and employee benefits, net occupancy and equipment expense, and other expenses. The reduction in professional services compared to the fourth quarter of 2014 resulted primarily from lower legal and loan remediation expenses and lower costs to service the Company's covered loan portfolio.
Salaries and employee benefits and other expenses increased compared to the third quarter of 2015 due primarily to talent recruitment and organizational growth needs.
The rise in retirement and other employee benefits compared to both prior periods presented was impacted by lump sum distributions related to the Company's defined benefit retirement plan, prompted in part by an expectation of rising rates. This expense is expected to return to normalized levels in subsequent quarters.
During the fourth quarter of 2015, property valuation adjustments of $8.6 million were recognized on twelve closed branches and seven parcels of land as part of the Company's strategic branch initiatives.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			December 31, 2015 Percent Change from
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015 (1)	December 31, 2014
Commercial and industrial	$2,524,726	$2,392,860	$2,253,556	22.0	12.0
Agricultural	387,440	393,732	358,249	(6.4)	8.1
Commercial real estate:
Office	479,374	487,629	494,637	(6.8)	(3.1)
Retail	434,241	432,107	452,225	2.0	(4.0)
Industrial	481,839	494,341	531,517	(10.1)	(9.3)
Multi-family	528,324	539,308	564,421	(8.1)	(6.4)
Construction	216,882	192,086	204,236	51.6	6.2
Other commercial real estate	931,190	869,748	887,897	28.3	4.9
Total commercial real estate	3,071,850	3,015,219	3,134,933	7.5	(2.0)
Total corporate loans	5,984,016	5,801,811	5,746,738	12.6	4.1
Home equity	653,468	647,223	543,185	3.9	20.3
1-4 family mortgages	355,854	294,261	291,463	83.7	22.1
Installment	137,602	131,185	76,032	19.6	81.0
Total consumer loans	1,146,924	1,072,669	910,680	27.7	25.9
Total loans, excluding covered loans	7,130,940	6,874,480	6,657,418	14.9	7.1
Covered loans	30,775	51,219	79,435	N/M	(61.3)
Total loans	$7,161,715	$6,925,699	$6,736,853	13.6	6.3
N/M – Not meaningful.
(1) Ratios are presented on an annualized basis.
Total loans, excluding covered loans, of $7.1 billion grew $256.5 million, or 14.9%, on an annualized basis from September 30, 2015 and $473.5 million, or 7.1%, from December 31, 2014. Compared to the third quarter of 2015, the increase in loans was driven primarily by strong sales production of the corporate lending teams, growth in 1-4 family mortgages, and the Peoples Bank acquisition completed in the fourth quarter of 2015, which contributed $53.9 million.
Compared to the fourth quarter of 2014, the increase in loans resulted primarily from strong sales production, growth in 1-4 family mortgages, and the expansion of the Company's web-based installment programs. The overall decline in commercial real estate loans compared to the fourth quarter of 2014 resulted from the decision of certain customers to opportunistically sell their commercial businesses and investment real estate properties or use excess liquidity to payoff long-term debt. These decreases more than offset organic commercial real estate growth.
Compared to both prior periods presented, growth in corporate loans was concentrated within our commercial and industrial loan category. The increase in commercial and industrial loans primarily reflects the continued expansion into select sector-based lending areas such as leasing, healthcare, asset-based lending, and structured finance.

Asset Quality
(Dollar amounts in thousands)

	As of			December 31, 2015 Percent Change from
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014
Asset quality, excluding covered loans and covered OREO
Non-accrual loans	$28,875	$32,308	$59,971	(10.6)	(51.9)
90 days or more past due loans	2,883	4,559	1,173	(36.8)	N/M
Total non-performing loans	31,758	36,867	61,144	(13.9)	(48.1)
Accruing troubled debt restructurings ("TDRs")	2,743	2,771	3,704	(1.0)	(25.9)
OREO	27,349	31,129	26,898	(12.1)	1.7
Total non-performing assets	$61,850	$70,767	$91,746	(12.6)	(32.6)
30-89 days past due loans	$16,329	$28,629	$20,073
Non-accrual loans to total loans	0.40%	0.47%	0.90%
Non-performing loans to total loans	0.45%	0.54%	0.92%
Non-performing assets to total loans plus OREO	0.86%	1.02%	1.37%
Allowance for Credit Losses
Allowance for loan and covered loan losses	$73,630	$72,500	$72,694
Reserve for unfunded commitments	1,225	1,225	1,816
Total allowance for credit losses	$74,855	$73,725	$74,510
Allowance for credit losses to total loans (1)	1.05%	1.06%	1.11%
Allowance for credit losses to non-accrual loans, excluding covered loans	253.57%	215.45%	112.19%
N/M – Not meaningful.
(1) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established as necessary to reflect credit deterioration. The allowance for credit losses to total loans, excluding acquired loans, was 1.11%, 1.14%, and 1.24% at December 31, 2015, September 30, 2015, and December 31, 2014, respectively.

Asset quality continued to improve across all metrics. Total non-performing assets, excluding covered loans and covered OREO, decreased by $8.9 million, or 12.6%, from September 30, 2015 and $29.9 million, or 32.6%, from December 31, 2014. Non-performing assets to total loans plus OREO improved to 0.86% at December 31, 2015 compared to 1.02% at September 30, 2015 and 1.37% at December 31, 2014.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended			Years Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net loan charge-offs (1):
Commercial and industrial	$1,781	$1,601	$1,217	$13,312	$13,471
Agricultural	—	—	—	—	153
Office, retail, and industrial	267	457	143	2,420	6,848
Multi-family	(27)	67	476	530	856
Construction	105	(114)	(6)	(214)	886
Other commercial real estate	110	92	(247)	650	3,107
Consumer	1,134	959	342	3,004	6,845
Covered	—	1	146	514	(187)
Total net loan charge-offs	$3,370	$3,063	$2,071	$20,216	$31,979

Net loan charge-offs to average loans	0.19%	0.18%	0.13%	0.29%	0.52%

(1) Amounts represent charge-offs, net of recoveries.
Total net loan charge-offs for the fourth quarter of 2015 were 19 basis points of average loans, or $3.4 million, consistent with the third quarter of 2015 and increasing slightly from 13 basis points for the fourth quarter of 2014.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Average for Quarters Ended			December 31, 2015 Percent Change from
	December 31, 2015	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014
Demand deposits	$2,560,604	$2,601,442	$2,339,298	(1.6)	9.5
Savings deposits	1,483,962	1,471,003	1,306,388	0.9	13.6
NOW accounts	1,411,425	1,405,371	1,331,360	0.4	6.0
Money market accounts	1,576,258	1,589,582	1,506,643	(0.8)	4.6
Core deposits	7,032,249	7,067,398	6,483,689	(0.5)	8.5
Time deposits and other	1,152,895	1,173,127	1,255,355	(1.7)	(8.2)
Total deposits	$8,185,144	$8,240,525	$7,739,044	(0.7)	5.8

Average core deposits of $7.0 billion for the fourth quarter of 2015 were consistent with the third quarter of 2015 and increased 8.5% compared to the fourth quarter of 2014. Compared to the third quarter of 2015, a normal seasonal decrease in average municipal deposits was offset by growth in commercial deposits and the one-month impact of $92.0 million in deposits assumed in the December of 2015 Peoples Bank acquisition. The rise in average core deposits compared to the fourth quarter of 2014 resulted from growth and the full quarter impact of deposits assumed in the December of 2014 Great Lakes acquisition, which further strengthened the Company's core deposit base.

CAPITAL MANAGEMENT

Capital Ratios

	As of
	December 31, 2015	September 30, 2015	June 30, 2015	December 31, 2014
Company regulatory capital ratios (1):
Total capital to risk-weighted assets	11.15%	11.43%	11.37%	11.23%
Tier 1 capital to risk-weighted assets	10.28%	10.55%	10.49%	10.18%
Tier 1 common capital to risk-weighted assets	9.73%	10.00%	9.93%	N/A
Tier 1 leverage to average assets	9.40%	9.29%	9.34%	9.03%
Company tangible common equity ratios (2)(3):
Tangible common equity to tangible assets	8.59%	8.50%	8.32%	8.41%
Tangible common equity, excluding other comprehensive loss, to tangible assets	8.89%	8.67%	8.54%	8.59%
Tangible common equity to risk-weighted assets	9.29%	9.70%	9.55%	9.73%
N/A - Not applicable.

(1) Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.
(2) Ratio is not subject to formal Federal Reserve regulatory guidance.
(3) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. In management's view, Tier 1 common capital and TCE measures are meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with competitors. See the accompanying Non-GAAP Reconciliations for details of the calculation of these ratios.
Compared to September 30, 2015, the declines in the Company's regulatory capital ratios tied to end-of-period risk-weighted assets reflect the impact of the increase in assets late in the fourth quarter of 2015, including those acquired from the Peoples Bank acquisition.
The Board of Directors approved a quarterly cash dividend of $0.09 per common share during the fourth quarter of 2015, which is consistent with the third quarter of 2015 and follows a dividend increase from $0.08 to $0.09 per common share during the first quarter of 2015.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, January 27, 2016 at 10:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference I.D. 10078820 beginning one hour after completion of the live call until 9:00 A.M. (ET) on February 4, 2016. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.
Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, including First Midwest's proposed acquisition of NI Bancshares Corporation ("NI Bancshares"), and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as our subsequent filings made with the Securities and Exchange Commission ("SEC"). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Additional Information for Stockholders
The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and NI Bancshares, First Midwest has filed a registration statement on Form S-4 (File no. 333-208781) with the SEC. The registration statement includes a proxy statement of NI Bancshares, which also constitutes a prospectus of First Midwest, that will be sent to the stockholders of NI Bancshares. Stockholders are advised to read the registration statement and proxy statement/prospectus because it contains important information about First Midwest, NI Bancshares and the proposed transaction. This document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest's website at www.firstmidwest.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from NI Bancshares upon written request to NI Bancshares Corporation, Attn: Michael A. Cullen, President and Chief Executive Officer, 230 W. State Street, Sycamore, Illinois 60178 or by calling (815) 895-2125.

Participants in this Transaction
First Midwest, NI Bancshares, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NI Bancshares stockholders in connection with the proposed transaction between First Midwest and NI Bancshares under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus regarding the proposed transaction. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest's definitive proxy statement relating to its 2015 Annual Meeting of Stockholders filed with the SEC on April 14, 2015. This definitive proxy statement can be obtained free of charge from the SEC's website at www.sec.gov.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practice within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the following reconciliations for details on the calculation of these measures to the extent presented herein.
About the Company
First Midwest is a relationship-focused financial institution and one of Illinois' largest independent publicly-traded bank holding companies. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle market and retail banking as well as wealth management and private banking services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized as having the "Highest Customer Satisfaction with Retail Banking in the Midwest, Two Years in a Row"* according to the J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Paul F. Clemens EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	Media:	James M. Roolf SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, MN, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Period-End Balance Sheet
Assets
Cash and due from banks	$114,587	$125,279	$135,546	$126,450	$117,315
Interest-bearing deposits in other banks	266,615	822,264	811,287	492,607	488,947
Trading securities, at fair value	16,894	17,038	18,172	18,374	17,460
Securities available-for-sale, at fair value	1,306,636	1,151,418	1,142,407	1,151,603	1,187,009
Securities held-to-maturity, at amortized cost	23,152	23,723	24,292	25,861	26,555
FHLB and FRB stock	39,306	38,748	38,748	38,748	37,558
Loans, excluding covered loans:
Commercial and industrial	2,524,726	2,392,860	2,366,056	2,318,058	2,253,556
Agricultural	387,440	393,732	377,410	368,836	358,249
Commercial real estate:
Office, retail, and industrial	1,395,454	1,414,077	1,432,502	1,443,562	1,478,379
Multi-family	528,324	539,308	557,947	560,800	564,421
Construction	216,882	192,086	190,970	191,104	204,236
Other commercial real estate	931,190	869,748	871,119	881,026	887,897
Home equity	653,468	647,223	599,320	599,543	543,185
1-4 family mortgages	355,854	294,261	283,562	285,758	291,463
Installment	137,602	131,185	113,382	92,834	76,032
Total loans, excluding covered loans	7,130,940	6,874,480	6,792,268	6,741,521	6,657,418
Covered loans	30,775	51,219	57,917	62,830	79,435
Allowance for loan and covered loan losses	(73,630)	(72,500)	(71,463)	(70,990)	(72,694)
Net loans	7,088,085	6,853,199	6,778,722	6,733,361	6,664,159
OREO, excluding covered OREO	27,349	31,129	24,471	26,042	26,898
Covered OREO	433	906	3,759	7,309	8,068
FDIC indemnification asset	3,903	6,106	7,335	8,540	8,452
Premises, furniture, and equipment, net	122,278	127,443	128,621	128,698	131,109
Investment in BOLI	209,601	208,666	207,814	207,190	206,498
Goodwill and other intangible assets	339,277	331,250	332,223	333,202	334,199
Accrued interest receivable and other assets	174,560	197,877	209,630	200,611	190,912
Total assets	$9,732,676	$9,935,046	$9,863,027	$9,498,596	$9,445,139
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,414,454	$2,671,793	$2,508,316	$2,339,492	$2,301,757
Interest-bearing deposits	5,683,284	5,624,657	5,704,355	5,575,187	5,586,001
Total deposits	8,097,738	8,296,450	8,212,671	7,914,679	7,887,758
Borrowed funds	165,096	169,943	189,036	131,200	137,994
Senior and subordinated debt	201,208	201,123	201,039	200,954	200,869
Accrued interest payable and other liabilities	122,366	119,861	135,324	135,813	117,743
Stockholders' equity	1,146,268	1,147,669	1,124,957	1,115,950	1,100,775
Total liabilities and stockholders' equity	$9,732,676	$9,935,046	$9,863,027	$9,498,596	$9,445,139
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,174,657	$1,163,487	$1,146,189	$1,128,755	$1,116,630
Stockholders' equity, common	1,146,268	1,147,669	1,124,957	1,115,950	1,100,775

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Income Statement
Interest income	$84,667	$84,292	$84,556	$82,469	$81,309	$335,984	$299,864
Interest expense	6,655	6,390	5,654	5,687	5,490	24,386	23,012
Net interest income	78,012	77,902	78,902	76,782	75,819	311,598	276,852
Provision for loan and covered loan losses	4,500	4,100	6,000	6,552	1,659	21,152	19,168
Net interest income after provision for loan and covered loan losses	73,512	73,802	72,902	70,230	74,160	290,446	257,684
Noninterest Income
Service charges on deposit accounts	10,303	10,519	9,886	9,271	10,015	39,979	36,910
Wealth management fees	7,493	7,222	7,433	7,014	6,744	29,162	26,474
Card-based fees	6,761	6,868	6,953	6,402	6,390	26,984	24,340
Merchant servicing fees	2,929	3,207	2,938	2,665	2,703	11,739	11,260
Mortgage banking income	1,777	1,402	1,439	1,123	812	5,741	4,011
Other service charges, commissions, and fees	4,664	3,900	2,924	2,166	2,700	13,654	8,086
Total fee-based revenues	33,927	33,118	31,573	28,641	29,364	127,259	111,081
Other income	1,437	1,372	1,900	1,948	1,767	6,657	5,545
Net securities gains (losses)	822	524	515	512	(63)	2,373	8,097
Gains on sales of properties	292	—	—	—	—	292	3,954
Loss on early extinguishment of debt	—	—	—	—	—	—	(2,059)
Total noninterest income	36,478	35,014	33,988	31,101	31,068	136,581	126,618
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	34,295	33,554	33,096	32,794	32,640	133,739	116,578
Retirement and other employee benefits	8,925	7,807	7,198	7,922	7,660	31,852	27,245
Total salaries and employee benefits	43,220	41,361	40,294	40,716	40,300	165,591	143,823
Net occupancy and equipment expense	9,256	9,406	9,622	10,436	9,479	38,720	35,181
Professional services	6,117	6,172	5,322	5,109	6,664	22,720	23,436
Technology and related costs	3,694	3,673	3,527	3,687	3,444	14,581	12,875
Merchant card expense	2,495	2,722	2,472	2,197	2,203	9,886	9,195
Advertising and promotions	2,211	1,828	2,344	1,223	2,418	7,606	8,159
Cardholder expenses	1,329	1,354	1,292	1,268	1,036	5,243	4,251
Net OREO expense	926	1,290	1,861	1,204	2,544	5,281	7,075
Other expenses	7,525	6,559	6,717	6,817	7,446	27,618	33,034
Property valuation adjustments	8,581	—	—	—	—	8,581	—
Acquisition and integration related expense	1,389	—	—	—	9,294	1,389	13,872
Total noninterest expense	86,743	74,365	73,451	72,657	84,828	307,216	283,826
Income before income tax expense	23,247	34,451	33,439	28,674	20,400	119,811	100,476
Income tax expense	6,923	11,167	10,865	8,792	5,807	37,747	31,170
Net income	$16,324	$23,284	$22,574	$19,882	$14,593	$82,064	$69,306
Net income applicable to common shares	$16,145	$23,058	$22,325	$19,654	$14,454	$81,182	$68,470
Net income applicable to common shares, excluding certain significant transactions (1)	$22,127	$23,058	$22,325	$19,654	$20,030	$87,164	$54,598
Footnotes to Condensed Consolidated Statements of Income

(1)
Certain significant transactions include property valuation adjustments related to strategic branch initiatives and acquisition and integration related expenses associated with completed and pending acquisitions.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Earnings Per Share
Basic earnings per common share ("EPS") (1)	$0.21	$0.30	$0.29	$0.26	$0.19	$1.05	$0.92
Diluted EPS (1)	$0.21	$0.30	$0.29	$0.26	$0.19	$1.05	$0.92
Diluted EPS, excluding certain significant transactions (1)(7)	$0.29	$0.30	$0.29	$0.26	$0.27	$1.13	$1.03
Common Stock and Related Per Common Share Data
Book value	$14.70	$14.72	$14.43	$14.31	$14.17	$14.70	$14.17
Tangible book value	10.35	10.47	10.17	10.04	9.87	10.35	9.87
Dividends declared per share	0.09	0.09	0.09	0.09	0.08	0.36	0.31
Closing price at period end	18.43	17.54	18.97	17.37	17.11	18.43	17.11
Closing price to book value	1.3	1.2	1.3	1.2	1.2	1.3	1.2
Period end shares outstanding	77,952	77,942	77,961	77,957	77,695	77,952	77,695
Period end treasury shares	10,276	10,286	10,267	10,271	10,533	10,276	10,533
Common dividends	$7,017	$7,014	$7,022	$7,011	$6,206	$28,064	$23,530
Key Ratios/Data
Return on average common equity (1)(2)	5.55%	8.06%	7.97%	7.15%	5.35%	7.17%	6.56%
Return on average tangible common equity (1)(2)	8.06%	11.68%	11.62%	10.52%	7.89%	10.44%	9.32%
Return on average tangible common equity, excluding certain significant transactions (1)(2)(7)	10.94%	11.68%	11.62%	10.52%	10.83%	11.19%	10.42%
Return on average assets (2)	0.66%	0.94%	0.94%	0.85%	0.63%	0.85%	0.80%
Efficiency ratio (1)	65.11%	63.20%	61.70%	64.46%	66.09%	63.61%	64.57%
Net interest margin (3)	3.59%	3.58%	3.76%	3.79%	3.76%	3.68%	3.69%
Loans-to-deposits	88.44%	83.48%	83.41%	85.97%	85.41%	88.44%	85.41%
Yield on average interest-earning assets (3)	3.89%	3.86%	4.02%	4.06%	4.02%	3.95%	3.98%
Cost of funds	0.44%	0.42%	0.38%	0.39%	0.38%	0.41%	0.43%
Net noninterest expense to average assets	2.08%	1.60%	1.66%	1.80%	2.31%	1.79%	1.93%
Effective income tax rate	29.78%	32.41%	32.50%	30.66%	28.47%	31.51%	31.02%
Capital Ratios
Total capital to risk-weighted assets (1)	11.15%	11.43%	11.37%	11.23%	11.23%	11.15%	11.23%
Tier 1 capital to risk-weighted assets (1)	10.28%	10.55%	10.49%	10.35%	10.19%	10.28%	10.19%
Tier 1 common capital to risk- weighted assets (CET1) (1)(4)	9.73%	10.00%	9.93%	9.79%	N/A	9.73%	N/A
Tier 1 leverage to average assets (1)	9.40%	9.29%	9.34%	9.32%	9.03%	9.40%	9.03%
Tangible common equity to tangible assets (1)	8.59%	8.50%	8.32%	8.54%	8.41%	8.59%	8.41%
Tangible common equity, excluding AOCI, to tangible assets (1)	8.89%	8.67%	8.54%	8.68%	8.59%	8.89%	8.59%
Tangible common equity to risk- weighted assets (1)	9.29%	9.70%	9.55%	9.51%	9.73%	9.29%	9.73%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Asset Quality Performance Data
Non-performing assets (5)
Commercial and industrial	$5,587	$6,438	$11,100	$12,913	$22,693	$5,587	$22,693
Agricultural	355	112	317	358	360	355	360
Commercial real estate:
Office, retail, and industrial	6,875	6,961	12,599	11,363	12,939	6,875	12,939
Multi-family	796	1,046	1,287	700	754	796	754
Construction	905	3,332	4,940	7,488	6,981	905	6,981
Other commercial real estate	5,611	5,898	5,513	5,915	6,970	5,611	6,970
Consumer	8,746	8,521	9,253	9,340	9,274	8,746	9,274
Total non-accrual loans	28,875	32,308	45,009	48,077	59,971	28,875	59,971
90 days or more past due loans	2,883	4,559	2,744	3,564	1,173	2,883	1,173
Total non-performing loans	31,758	36,867	47,753	51,641	61,144	31,758	61,144
Accruing troubled debt restructurings	2,743	2,771	3,067	3,581	3,704	2,743	3,704
Other real estate owned	27,349	31,129	24,471	26,042	26,898	27,349	26,898
Total non-performing assets	$61,850	$70,767	$75,291	$81,264	$91,746	$61,850	$91,746
30-89 days past due loans (5)	$16,329	$28,629	$28,625	$18,631	$20,073	$16,329	$20,073
Allowance for credit losses
Allowance for loan losses	$71,992	$68,384	$66,602	$65,311	$65,468	$71,992	$65,468
Allowance for covered loan losses	1,638	4,116	4,861	5,679	7,226	1,638	7,226
Reserve for unfunded commitments	1,225	1,225	1,816	1,816	1,816	1,225	1,816
Total allowance for credit losses	$74,855	$73,725	$73,279	$72,806	$74,510	$74,855	$74,510
Provision for loan and covered loan losses	$4,500	$4,100	$6,000	$6,552	$1,659	$21,152	$19,168
Net charge-offs by category
Commercial and industrial	$1,781	$1,601	$3,273	$6,657	$1,217	$13,312	$13,471
Agricultural	—	—	—	—	—	—	153
Commercial real estate:
Office, retail, and industrial	267	457	1,862	(166)	143	2,420	6,848
Multi-family	(27)	67	466	24	476	530	856
Construction	105	(114)	(188)	(17)	(6)	(214)	886
Other commercial real estate	110	92	(603)	1,051	(247)	650	3,107
Consumer	1,134	959	432	479	342	3,004	6,845
Net charge-offs, excluding covered loans	3,370	3,062	5,242	8,028	1,925	19,702	32,166
Charge-offs on covered loans	—	1	285	228	146	514	(187)
Total net charge-offs	$3,370	$3,063	$5,527	$8,256	$2,071	$20,216	$31,979
Total recoveries included above	$1,031	$1,294	$2,579	$1,797	$2,669	$6,701	$8,205
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Asset Quality ratios (5)
Non-accrual loans to total loans	0.40%	0.47%	0.66%	0.71%	0.90%	0.40%	0.90%
Non-performing loans to total loans	0.45%	0.54%	0.70%	0.77%	0.92%	0.45%	0.92%
Non-performing assets to total loans plus OREO	0.86%	1.02%	1.10%	1.20%	1.37%	0.86%	1.37%
Non-performing assets to tangible common equity plus allowance for credit losses	7.03%	7.99%	8.74%	9.56%	11.00%	7.03%	11.00%
Non-accrual loans to total assets	0.30%	0.33%	0.46%	0.51%	0.64%	0.30%	0.64%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (6)	1.05%	1.06%	1.07%	1.07%	1.11%	1.05%	1.11%
Allowance for credit losses to loans, excluding acquired loans	1.11%	1.14%	1.16%	1.19%	1.24%	1.11%	1.24%
Allowance for credit losses to non-accrual loans (5)	253.57%	215.45%	152.01%	139.62%	112.19%	253.57%	112.19%
Allowance for credit losses to non-performing loans (5)	230.55%	188.81%	143.27%	129.99%	110.04%	230.55%	110.04%
Net charge-offs to average loans (2)	0.19%	0.18%	0.33%	0.50%	0.13%	0.29%	0.52%
Footnotes to Selected Financial Information

(1)	See the Non-GAAP Reconciliations section for the detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)	Tax equivalent basis reflects federal and state tax benefits.

(4)
Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(5)	Excludes covered loans and covered OREO.

(6)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established as necessary to reflect credit deterioration.

(7)
Certain significant transactions include property valuation adjustments related to strategic branch initiatives and acquisition and integration related expenses associated with completed and pending acquisitions.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Earnings Per Share
Net income	$16,324	$23,284	$22,574	$19,882	$14,593	$82,064	$69,306
Net income applicable to non- vested restricted shares	(179)	(226)	(249)	(228)	(139)	(882)	(836)
Net income applicable to common shares	16,145	23,058	22,325	19,654	14,454	81,182	68,470
Tax-equivalent property valuation adjustments	5,149	—	—	—	—	5,149	—
Tax-equivalent acquisition and integration related expenses	833	—	—	—	5,576	833	8,323
Net income applicable to common shares, excluding certain significant transactions (1)	$22,127	$23,058	$22,325	$19,654	$20,030	$87,164	$76,793
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	77,121	77,106	77,089	76,918	75,119	77,059	74,484
Dilutive effect of common stock equivalents	13	13	12	12	12	13	12
Weighted-average diluted common shares outstanding	77,134	77,119	77,101	76,930	75,131	77,072	74,496
Basic EPS	$0.21	$0.30	$0.29	$0.26	$0.19	$1.05	$0.92
Diluted EPS	$0.21	$0.30	$0.29	$0.26	$0.19	$1.05	$0.92
Diluted EPS, excluding certain significant transactions (1)	$0.29	$0.30	$0.29	$0.26	$0.27	$1.13	$1.03
Anti-dilutive shares not included in the computation of diluted EPS	735	751	768	948	1,146	800	1,198
Efficiency Ratio Calculation
Noninterest expense	$86,743	$74,365	$73,451	$72,657	$84,828	$307,216	$283,826
Less:
Net OREO expense	(926)	(1,290)	(1,861)	(1,204)	(2,544)	(5,281)	(7,075)
Property valuation adjustments	(8,581)	—	—	—	—	(8,581)	—
Acquisition and integration related expenses	(1,389)	—	—	—	(9,294)	(1,389)	(13,872)
Total	$75,847	$73,075	$71,590	$71,453	$72,990	$291,965	$262,879
Tax-equivalent net interest income (2)	$80,506	$80,511	$81,595	$79,665	$78,742	$322,277	$288,589
Fee-based revenues	33,927	33,118	31,573	28,641	29,364	127,259	111,081
Add:
Other income, excluding BOLI income	515	446	446	1,065	924	2,472	2,672
Tax-adjusted BOLI (BOLI/.6)	1,537	1,543	2,423	1,472	1,405	6,975	4,788
Total	$116,485	$115,618	$116,037	$110,843	$110,435	$458,983	$407,130
Efficiency ratio	65.11%	63.20%	61.70%	64.46%	66.09%	63.61%	64.57%
Tax Equivalent Net Interest Income
Net interest income	$78,012	$77,902	$78,902	$76,782	$75,819	$311,598	$276,852
Tax-equivalent adjustment	2,494	2,609	2,693	2,883	2,923	10,679	11,737
Tax-equivalent net interest income (2)	$80,506	$80,511	$81,595	$79,665	$78,742	$322,277	$288,589

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Risk-Based Capital Data (3)
Common stock	$882	$882	$882	$882	$882	$882	$882
Additional paid-in capital	446,672	445,037	443,558	441,689	449,798	446,672	449,798
Retained earnings	953,516	944,209	927,939	912,387	899,516	953,516	899,516
Treasury stock, at cost	(226,413)	(226,641)	(226,190)	(226,203)	(233,566)	(226,413)	(233,566)
Goodwill and other intangible assets	(327,115)	(318,854)	(319,243)	(319,635)	(334,199)	(327,115)	(334,199)
Disallowed deferred tax assets (CET1) (3)	(1,888)	(2,889)	(3,046)	(3,354)	(30,638)	(1,888)	(30,638)
Common equity Tier 1 capital	845,654	841,744	823,900	805,766	751,793	845,654	751,793
Trust preferred securities	50,690	50,690	50,690	50,690	50,690	50,690	50,690
Disallowed deferred tax assets (other) (3)	(2,868)	(4,334)	(4,568)	(5,030)	N/A	(2,868)	N/A
Tier 1 capital	893,476	888,100	870,022	851,426	802,483	893,476	802,483
Tier 2 capital	74,855	73,725	73,279	72,806	82,209	74,855	82,209
Total capital	$968,331	$961,825	$943,301	$924,232	$884,692	$968,331	$884,692
Risk-weighted assets	$8,687,864	$8,414,729	$8,296,679	$8,229,627	$7,876,754	$8,687,864	$7,876,754
Adjusted average assets	$9,501,087	$9,559,796	$9,318,347	$9,134,320	$8,884,045	$9,501,087	$8,884,045
Total capital to risk-weighted assets	11.15%	11.43%	11.37%	11.23%	11.23%	11.15%	11.23%
Tier 1 capital to risk-weighted assets	10.28%	10.55%	10.49%	10.35%	10.19%	10.28%	10.19%
Tier 1 common capital to risk- weighted assets (CET1) (3)	9.73%	10.00%	9.93%	9.79%	N/A	9.73%	N/A
Tier 1 leverage to average assets	9.40%	9.29%	9.34%	9.32%	9.03%	9.40%	9.03%
Tangible Common Equity
Stockholders' equity	$1,146,268	$1,147,669	$1,124,957	$1,115,950	$1,100,775	$1,146,268	$1,100,775
Less: goodwill and other intangible assets	(339,277)	(331,250)	(332,223)	(333,202)	(334,199)	(339,277)	(334,199)
Tangible common equity	806,991	816,419	792,734	782,748	766,576	806,991	766,576
Less: AOCI	28,389	15,818	21,232	12,805	15,855	28,389	15,855
Tangible common equity, excluding AOCI	$835,380	$832,237	$813,966	$795,553	$782,431	$835,380	$782,431
Total assets	$9,732,676	$9,935,046	$9,863,027	$9,498,596	$9,445,139	$9,732,676	$9,445,139
Less: goodwill and other intangible assets	(339,277)	(331,250)	(332,223)	(333,202)	(334,199)	(339,277)	(334,199)
Tangible assets	$9,393,399	$9,603,796	$9,530,804	$9,165,394	$9,110,940	$9,393,399	$9,110,940
Tangible common equity to tangible assets	8.59%	8.50%	8.32%	8.54%	8.41%	8.59%	8.41%
Tangible common equity, excluding AOCI, to tangible assets	8.89%	8.67%	8.54%	8.68%	8.59%	8.89%	8.59%
Tangible common equity to risk- weighted assets	9.29%	9.70%	9.55%	9.51%	9.73%	9.29%	9.73%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$16,145	$23,058	$22,325	$19,654	$14,454	$81,182	$68,470
Intangibles amortization	971	973	978	998	842	3,920	2,889
Tax-equivalent adjustment of intangibles amortization	(388)	(389)	(391)	(399)	(337)	(1,568)	(1,156)
Net income applicable to common shares, excluding intangibles amortization	16,728	23,642	22,912	20,253	14,959	83,534	70,203
Tax-equivalent property valuation adjustments (2)	5,149	—	—	—	—	5,149	—
Tax-equivalent acquisition and integration related expenses (2)	833	—	—	—	5,576	833	8,323
Net income applicable to common shares, excluding certain significant transactions (1)	$22,710	$23,642	$22,912	$20,253	$20,535	$89,516	$78,526
Average stockholders' equity	$1,154,506	$1,134,967	$1,123,530	$1,114,762	$1,072,682	$1,132,058	$1,043,566
Less: average intangible assets	(331,013)	(331,720)	(332,694)	(333,684)	(320,533)	(332,269)	(290,303)
Average tangible common equity	$823,493	$803,247	$790,836	$781,078	$752,149	$799,789	$753,263
Return on average common equity (4)	5.55%	8.06%	7.97%	7.15%	5.35%	7.17%	6.56%
Return on average tangible common equity (4)	8.06%	11.68%	11.62%	10.52%	7.89%	10.44%	9.32%
Return on average tangible common equity, excluding certain significant transactions (1)(4)	10.94%	11.68%	11.62%	10.52%	10.83%	11.19%	10.42%
Footnotes to Non-GAAP Reconciliations

(1)
Certain significant transactions include property valuation adjustments related to strategic branch initiatives and acquisition and integration related expenses associated with completed and pending acquisitions.

(2)	Tax equivalent basis reflects federal and state tax benefits.

(3)
Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(4)	Annualized based on the actual number of days for each period presented.